CUSIP No.: 615338 AA 8
ISIN No.: US615338AA89

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE, AND, IN ADDITION, TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH OF CASE (A) AND (B), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. SECURITIES OWNED BY AN INITIAL INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM AND MAY NOT BE TRANSFERRED WITHOUT CERTIFICATION THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DUE TO REPAYMENT OF PRINCIPAL PURSUANT TO THE AMORTIZATION SCHEDULE SET FORTH ON THE REVERSE HEREOF, AND THE POSSIBILITY OF PARTIAL REDEMPTIONS ON THE NOTES, THE REMAINING PRINCIPAL AMOUNT MAY BE LESS THAN THE STATED FACE AMOUNT OF THIS NOTE.

MONY HOLDINGS, LLC

SERIES A FLOATING RATE INSURED NOTES DUE 2017

$300,000,000

NO. A-1

MONY Holdings, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of THREE HUNDRED MILLION Dollars (or such lesser remaining principal amount as is reflected in the books and records of the Trustee under the Indenture referred to below), at the times and in the amounts pursuant to the amortization schedule set forth on the reverse hereof, and to pay interest thereon from and including April 30, 2002 to but excluding the first Scheduled Payment Date (as defined below), and for each successive period (each an “Interest Period”) from and including the last day of the preceding Interest Period to but excluding the following Scheduled Payment Date, subject to certain exceptions set forth in the Indenture at a rate per annum equal to Three-Month LIBOR per annum plus 0.55%, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Scheduled Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 6, April 6, July 6 or October 6 (whether or not a Business Day), as the case may be, next preceding such Scheduled Payment Date. The Scheduled Payment Dates shall be January 21, April 21, July 21 and October 21, commencing July 21, 2002.

If this Note is issued in the form of a Global Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note shall be made in immediately available funds to the Depositary. If this Note is issued as a Restricted Certificated Note, all payments of the principal of, redemption price, if any, interest on and other amounts under this Note will be made at the Corporate Trust Office of the Trustee in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Notes Register.

The “Stated Maturity” of this Note will be January 21, 2017. Installments of principal of this Note will be due and payable, in accordance with the Indenture referred to on the reverse hereof, in the manner described on the reverse hereof.

This Note is one of a duly authorized issue of notes of the Company, issued and to be issued under an Indenture, dated as of April 30, 2002 (herein, as supplemented or amended from time to time, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Insurer (as defined below), The MONY Group Inc., solely for limited purposes as set forth therein, and Bank One Trust Company, N.A. (herein called the “Trustee” which term includes any successor trustee under the Indenture) designated as its Series A Floating Rate Insured Notes due 2017 (herein called the “Series A Notes”), limited in aggregate Initial Principal Amount to $300,000,000. The Company has also authorized the issuance from time to time under the Indenture of additional series of floating rate and fixed rate insured notes as provided in the Indenture (collectively, the “Additional Notes” and together with the Series A Notes, the “Notes”).

Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Insurer, the Trustee and the Holders of the Notes of each series. This Note is subject to the provisions of the Indenture.

This Note is secured pursuant to the Indenture by the Collateral (as defined in the Indenture) consisting of certain property and rights equally and ratably pledged as security for the Notes of each series, as provided in the Indenture.

Scheduled payments of principal and interest on the Notes, but not Special Interest (as defined on the reverse hereof), are guaranteed by Ambac Assurance Corporation (the “Insurer”) under the Insurance Policy, dated as of April 30, 2002, issued for the benefit of the Trustee on behalf of the Holders of the Notes (the “Insurance Policy”).

So long as (1) no Insurer Default (as defined in the Indenture) has occurred and is continuing, the Insurer shall be entitled to exercise all rights and remedies with respect to the Notes under the Indenture, including the right to vote on all matters presented to the Holders, the exercise of remedies and the waiver of breaches and defaults, except for the rights of each of the Holders of the Notes to approve any changes in the material terms of the Notes as specified in the Indenture and (2) an Insurer Default occurs and is continuing, all rights and remedies available to a specific series of Notes shall be exercised directly by the Holders of such series of Notes, and all rights and remedies available to Holders as a group under the Indenture shall be exercised by the Holders, voting as a group.

Under the terms of the Insurance Policy, the Insurer is not obligated to pay any payments with respect to any Note after the Company has made a deposit to effect a defeasance of such Note pursuant to the Indenture. Each Holder by acceptance of this Note covenants and agrees to release the Insurer, subject to certain limited bankruptcy related exceptions as set forth in the Insurance Policy, of all of its obligations pursuant to the Insurance Policy upon the occurrence of such a deposit.

Each Holder by acceptance of this Note covenants and agrees that recourse with respect to the obligations of the Company on the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith shall be limited first, to the Collateral, and, upon foreclosure on all the Collateral, liquidation of all the Collateral and application of the moneys so collected pursuant to the Indenture, second, to the Company as senior, unsecured indebtedness to the extent of the Fair Market Value of the Closed Block Business (as defined in the Indenture) as of the date of the commencement of foreclosure on the Collateral.

Each Holder by acceptance of this Note covenants and agrees that no recourse may be taken with respect to the Notes, the Indenture, the Insurance Policy, the Insurance Agreement or the Registration Rights Agreement or any other agreement, instrument, certificate or other document delivered in connection therewith, against (i) any member of the Company, any Affiliate, Subsidiary or controlling person thereof, or (ii) any stockholder, partner, member, officer or director of any of such parties in their individual capacities, any holder of a beneficial interest in any of such parties or any successor or assignee thereof in their individual capacities or against any beneficial or equity owner of a trust, including MONY Group or MONY Life (the parties referred to in clauses (i) and (ii) of this paragraph are referred to collectively as the “Exculpated Parties”). Except as provided above, no suit, claim or proceeding will be brought against the Exculpated Parties or any of them for any obligation relating to the Notes, the Indenture, the Insurance Agreement or the Registration Rights Agreement or any agreement, instrument, certificate or other document delivered in connection therewith.

Each Holder by acceptance of this Note covenants and agrees, to the fullest extent permitted by law, that it will not at any time prior to foreclosure on all of the Collateral, liquidation of all of the Collateral and application of the moneys so collected pursuant to the Indenture, institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency, rehabilitation, conservation or liquidation proceedings, or any other proceedings under any United States federal or state, or any other bankruptcy, insolvency or similar law in connection with any obligations relating to the Indenture, the Notes, the Insurance Agreement or any agreement relating hereto or thereto.

The Company shall treat this Note as debt of MONY Group for United States federal, state and local tax purposes, and each Holder, by acceptance of this Note, acknowledges and agrees to such treatment, and covenants to take no action inconsistent with such treatment unless otherwise notified by the Company.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used and not otherwise defined herein are defined in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: April 30, 2002

MONY HOLDINGS, LLC

By

This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

BANK ONE TRUST COMPANY, N.A., as Trustee

By
Authorized Officer

Reverse of Note.

The interest on this Note shall be payable quarterly in arrears (including interest on any interest that is not paid when due to the extent permitted by applicable law), at a rate per annum equal to Three-Month LIBOR (as defined below) plus 0.55%; provided, however, that if (i) the Company has not filed a registration statement (the “Exchange Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering a note substantially identical to this Note (except that such Note will not contain terms with respect to the Special Interest payments described below or transfer restrictions) pursuant to an exchange offer (the “Exchange Offer”) registered with the Securities and Exchange Commission (the “Commission”), or, in lieu thereof, if such obligation arises pursuant to the Exchange and Registration Rights Agreement dated as of April 30, 2002 (the “Exchange and Registration Rights Agreement”), by and between the Company and the Purchasers (as defined therein) parties thereto, a registration statement registering this Note for resale (the “Shelf Registration Statement”), in either case on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement, respectively, or (ii) such Exchange Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such Registration Statement is required to become or be declared effective pursuant to Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement, respectively, or (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) of such Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in such Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then special interest (in addition to the stated interest on this Note), shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period (“Special Interest”). Any accrued and unpaid interest (including Special Interest) on this Note upon the issuance of an Exchange Note (as defined in the Indenture) in exchange for this Note shall cease to be payable to the Holder thereof but such accrued and unpaid interest (including Special Interest) shall be payable on the next Scheduled Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date. The interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

“Three-Month LIBOR” means, for each Interest Period, the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market, at that time, that appears on Bloomberg Page BBAM as of 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period. If such rate does not appear on the Bloomberg Page BBAM, then Three-Month LIBOR for the relevant Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date with respect to such Interest Period to prime banks in the London interbank market for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time, assuming an actual/360 day count basis. The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of such Interest Period and in an amount that is representative for a single transaction in that market at that time. If the Calculation Agent is unable to obtain rate quotations for such loans, the rate for that LIBOR Determination Date shall be Three-Month LIBOR as calculated for the immediately preceding quarterly period. Notwithstanding the foregoing, “Three-Month LIBOR” with respect to the first Interest Period will be 1.92125%.

Three-Month LIBOR will be determined by the Company, as Calculation Agent, or any successor calculation agent as determined by the Company.

The Company shall repay the principal amount of the Series A Notes in annual installments, commencing on January 21, 2008 and continuing until the Stated Maturity. The aggregate amount of principal of the Series A Notes to be repaid in each year shall be as follows (in millions of dollars):

Year	Principal Amount	Year	Principal Amount
2002	$0	2010	$26,666,667
2003	0	2011	26,666,667
2004	0	2012	26,666,667
2005	0	2013	26,666,667
2006	0	2014	26,666,667
2007	0	2015	26,666,667
2008	26,666,667	2016	40,000,000
2009	26,666,667	2017	46,666,664

Each annual scheduled repayment of principal will be made on January 21 of the relevant year, together with the payment of interest due on that date, to the person whose name this Note is registered on the Regular Record Date before the payment date. The final annual scheduled repayment of interest will be made only against surrender of the Note to the Trustee.

The Notes may be redeemed at the election of the Company, in whole or in part on any Scheduled Payment Date, at the Regular Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regular Redemption Price for the Series A Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal 103.5% of the outstanding principal amount of such Note if redeemed on or before April 21, 2003. Thereafter, the Regular Redemption Price shall decline ratably on a straightline basis to 100% by April 21, 2012 of the outstanding principal amount of each Note to be redeemed and shall remain constant thereafter.

Notwithstanding the foregoing paragraph, upon the occurrence of a Regulatory Redemption Event (as defined below), the Notes may be redeemed at the election of the Company, as a whole or in part, on any Scheduled Payment Date, at the Regulatory Redemption Event Redemption Price (as defined below), payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date. The Regulatory Redemption Event Redemption Price for the Series A Notes, payable in cash, and expressed as a percentage of the outstanding principal amount of each Note to be redeemed, shall equal 100% of the outstanding principal amount of such Note.

In each case, payment shall be made together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, but interest installments and Liquidated Damages (if any) for a Scheduled Payment Date prior to such Redemption Date will be payable to the Holders of such Series A Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

If there occurs (i) a Regulatory Redemption Event or (ii) a change in New York law or regulation (other than with respect to taxes) after the Closing Date that materially adversely affects the transferability of the Collateral, the Company shall provide notice to the Trustee and the Insurer of such event or change, not more than 15 days following the date on which the law or regulation giving rise to such event or change is enacted, issued or promulgated. A Regulatory Redemption Event occurs if there is a change in New York law or regulation (other than with respect to taxes) that changes the ability of MONY Life to declare shareholder dividends without regulatory approval in a manner that materially adversely affects CB Debt Cash Flow. So long as no Insurer Default has occurred and is continuing, the Insurer will have the right, exercisable within 60 days following receipt of notice by the Company of any such change, to require the Company to redeem all of the Notes, at the Regulatory Redemption Event Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date, it being agreed that the Redemption Date shall be not later than 120 days following receipt by the Company of written notice of the Insurer’s exercise of such right.

In the event of a partial redemption, the amount to be redeemed will be allocated pro rata as determined by the then outstanding principal amount among all the Notes Outstanding at the Redemption Date. The amount to be redeemed that is allocated to the Series A Notes will be further allocated pro rata as determined by the then outstanding principal amount among all of the Outstanding Series A Notes.

In the event of a Change of Control, the Insurer, so long as no Insurer Default has occurred and is continuing, will have the right, within 60 days following its receipt of notice of such Change of Control by the Company, which notice shall be given within 15 days after the later of (i) the effective date of the Change of Control or (ii) the date on which the Company has knowledge of the Change of Control, to notify the Company of its exercise of the right to require the Company to redeem all of the Notes within 60 days following receipt of such notice from the Insurer. The Series A Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

Further, upon the sale of all or substantially all of the assets of the Closed Block Business, the Company will be required to redeem, no later than the effective date of the sale, all of the Notes. The Series A Notes will in this circumstance be redeemed at the Regular Redemption Price, payable in cash, together with interest and Liquidated Damages (if any) accrued to but not including the Redemption Date.

In the event of redemption of this Series A Note in part only, a new Series A Note or Notes in Initial Principal Amount equal to and in exchange for the Remaining Principal Amount of the Note not so redeemed and surrendered will be issued in the name of the Holder hereof upon the cancellation hereof.

The Notes are further subject to Defeasance at the election of the Company, if the Company deposits with the Trustee funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, sufficient to pay and discharge the principal and interest on the Notes through their respective Stated Maturities and Liquidated Damages.

In the event of the funding of a Defeasance, the Insurance Policy guaranteeing payment of scheduled principal and interest on the Notes shall terminate as to all future payments but will remain in effect for all amounts paid prior to such funding date for the applicable fraudulent transfer or voidable transfer periods following such funding date.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee, with the consent of the Insurer. For certain material changes to the terms of the Notes, as specified in the Indenture, the consent of each affected Holder is required.

The Indenture also contains provisions permitting the Holders of not less than 66 2/3% in outstanding principal amount of the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences (it being understood that, so long as no Insurer Default has occurred and is continuing, the Insurer shall have the exclusive right under the

Indenture to exercise the rights of the Holders in determining whether to give any such direction).

Any such consent or waiver shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration or transfer hereof or in exchange herefor (including through an Exchange Offer) or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, the Regular Redemption Price or the Regulatory Redemption Event Redemption Price, as the case may be, and interest on and Liquidated Damages (if any) accrued to but not including the Redemption Date in respect of this Note at the times, place and rate, and in the coin and currency, as prescribed in the Indenture; the enforcement of such obligation of the Company being subject to a limited recourse provision set forth in Section 6.06 of the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Notes Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Initial Principal Amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in principal amounts only in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of any series are exchangeable for a like tenor and aggregate Remaining Principal Amount of other Notes of the same series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

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